EXHIBIT 10.83


     FOR VALUE RECEIVED, the undersigned,  (jointly and severally,  if more than one) promises to pay to CARL SCHMIDT ENTERPRISES, INC., a Florida corporation, formerly known as SCHMIDT ENTERPRISES, INC., a corporation existing under the laws of the state of Florida, or order, in the manner hereinafter specified, the principal sum of EIGHT HUNDRED TWENTY-FIVE THOUSAND AND XX/100 DOLLARS ($825,000.00) with interest from date at the rate of 8.00 per cent per annum on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America at 3570 Hield Road, Melbourne, Florida 32935 or at such place as may hereafter be designated by written notice from the holder to the maker hereof, on the date and in the manner following; PAYABLE IN EQUAL MONTHLY INSTALLMENTS OF TEN THOUSAND NINE AND 53/100 ($10,009.53) DOLLARS PER MONTH COMMENCING JULY 17, 1997 AND ON THE 17TH DAY OF EACH AND EVERY MONTH THEREAFTER UNTIL PAID IN FULL. THERE SHALL BE NO PREPAYMENT PENALTY. ANY PAYMENT NOT POSTMARKED WITHIN 15 DAYS OF ITS DUE DATE SHALL BE SUBJECT TO A LATE PENALTY OF FIVE PERCENT (5%).

     This note with interest is secured by a mortgage on real estate, of even date herewith, made by the maker hereof in favor of the said payee, and shall be construed and enforced according to the laws of the State of Florida.

     If default be made in the payment of any of the sums or interest mentioned herein or in said mortgage, or in the performance of any of the agreements contained herein or in said mortgage, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid at the highest rate allowable under the laws of the State of Florida. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     Each person liable hereon whether maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice if dishonor and agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if, after maturity of this note or default hereunder, or under said mortgage, counsel shall be employed to collect this note or to protect the security of said mortgage.

     Whenever used herein the terms "holder", "maker" and "payee" shall be construed in the singular or plural as the context require or admit.

                                   FIRST CHOICE AUTO FINANCE, INC.


                                   By: /s/ James Neal Hutchinson, Jr.
                                   ----------------------------------
                                       JAMES NEAL HUTCHINSON, JR.
                                       VICE PRESIDENT

Maker's address:

5200 S.  WASHINGTON AVENUE
TITUSVILLE, FL 32780